UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2015

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107
Registrant’s telephone number, including area code: (405) 235-4546
Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Senior Vice President, General Counsel and Secretary

Effective as of December 31, 2015, LSB Industries, Inc. (the “Company”) received notice from Mr. David M. Shear of his resignation as Senior Vice President, General Counsel and Secretary of the Company as well as from all other positions currently held as officer, director, trustee or any position with subsidiaries or affiliates of the Company. Mr. Shear’s resignation did not involve any disagreement with the Board of Directors of the Company (the “Board”), the Company or its management on any matter relating to the Company’s operations, policies or practices.

As a result of this notice, the Company and Mr. Shear entered into a severance and release agreement (the “Severance Agreement”), which provides: (i) Mr. Shear severance payments totaling $310,000, subject to his execution and non-revocation of a release, to be paid over a twelve-month period beginning January 15, 2016 and (ii) the Company will pay $7,131.24 to Mr. Shear as a COBRA supplement payment, (iii) the Company will pay $11,923 for unused vacation, (iv) the Company will transfer to Mr. Shear the Company vehicle he is currently using for business purposes, and (v) the Company will continue to pay for Mr. Shear’s officer and director liability policy covering any claim which may arise as a result of Mr. Shear’s former employment with the Company, its affiliates or subdivisions. The Severance Agreement also contains a confidentiality provision that generally requires Mr. Shear to keep confidential all non-public Company information for a period of twenty-four (24) months.

On December 31, 2015, the Company and Mr. Shear also entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Mr. Shear will provide consulting services to the Company in connection with legal, insurance and other matters. In return for Mr. Shear’s services, the Company will pay Mr. Shear $275 per hour, as invoiced by Mr. Shear monthly. The Consulting Agreement will terminate upon the completion of the projects for which Mr. Shear’s services are required, unless extended by the Company at the Company’s option. The Consulting Agreement may be terminated by the Company at any time without notice or by Mr. Shear at any time with at least fifteen (15) days’ written notice to the Company.

The foregoing descriptions of the Severance Agreement and the Consulting Agreement are only summaries, do not purport to be complete, and are qualified in their entirety by reference to the Severance Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the Consulting Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference, respectively.

Restricted Stock Agreements

On December 31, 2015, the Compensation Committee (the “Committee”) of the Board approved the form of restricted stock agreement (the “Form Restricted Stock Agreement”) to be used in connection with the grant of restricted shares of the Company’s common stock, par value $0.10 per share (the “Restricted Stock”) to the Company’s employees pursuant to the LSB Industries, Inc. 2008 Stock Incentive Plan.

The Form Restricted Stock Agreement provides, among other things, that:

•	all shares of Restricted Stock shall automatically vest in full upon a sale of the facility at which the employee works;

•	all shares of Restricted Stock shall automatically vest in full upon a sale of the business unit in which the employee works;

•	all shares of Restricted Stock shall automatically vest in full upon a Change in Control of the Company (as defined in the Form Restricted Stock Agreement);

•	all shares of Restricted Stock shall automatically vest in full upon a termination of employment by the Company without cause (as defined in the Form Restricted Stock Agreement); and

•	a pro-rata portion of Restricted Stock shall automatically vest upon a termination of employment by reason of death or disability.

The foregoing description of the Form Restricted Stock Agreement is qualified in its entirety by reference to the Form Restricted Stock Agreement which is filed as Exhibit 10.3 hereto and incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Severance and Release Agreement by and between LSB Industries, Inc. and David M. Shear, dated as of December 31, 2015.

10.2	Consulting Agreement by and between LSB Industries, Inc. and David M. Shear, dated as of December 31, 2015.

10.3	Form of Restricted Stock Agreement of LSB Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance and Release Agreement by and between LSB Industries, Inc. and David M. Shear, dated as of December 31, 2015.

10.2	Consulting Agreement by and between LSB Industries, Inc. and David M. Shear, dated as of December 31, 2015.

10.3	Form of Restricted Stock Agreement of LSB Industries, Inc.